Exhibit 16

POWER OF ATTORNEY

The undersigned, being officers and trustees of RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund (the “Funds”), do hereby, in the capacities shown below, appoint the President, Secretary or any Vice President of the Funds, as true and lawful agents and attorneys-in-fact with full power of substitution and resubstitution, for each of the undersigned, as fully to all intents as he or she might or could do in person, for the purposes of executing and delivering, for and on behalf of the undersigned, any Registration Statement on Form N-14 of the Funds (including any and all amendments thereto) and any other document or instrument in connection with the transactions contemplated by such Registration Statement on Form N-14, upon the advice of counsel, to be filed by the applicable Funds with the Securities and Exchange Commission (“SEC”) pursuant to the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended (collectively, the “Acts”), and the rules, regulations or requirements promulgated by the SEC pursuant to such Acts; and the undersigned does hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Dated: June 1, 2011

Signature	Title

/s/ Adam D. Portnoy	President and Trustee
Adam D. Portnoy

/s/ Mark L. Kleifges	Treasurer and Chief Financial Officer
Mark L. Kleifges

/s/ Jeffrey P. Somers	Trustee
Jeffrey P. Somers

/s/ Barry M. Portnoy	Trustee
Barry M. Portnoy

/s/ John L. Harrington	Trustee
John L. Harrington

/s/ Arthur G. Koumantzelis	Trustee
Arthur G. Koumantzelis